SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934 (Amendment No. )

   Filed by the registrant [X]

   Filed by a party other than the registrant [ ]

   Check the appropriate box:

   [ ] Preliminary proxy statement.

   [X] Definitive proxy statement.

   [ ] Definitive additional materials.

   [ ] Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12.

   [ ] Confidential, for use of the Commission only (as permitted by Rule
       14a-6(e)(2)).


                          COMMUNITY CAPITAL CORPORATION
                (Name of Registrant as Specified in Its Charter)

   Payment of filing fee (check the appropriate box):

   [X] No fee required.

                          COMMUNITY CAPITAL CORPORATION



                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                   To Be Held

                                  May 16, 2001


         Notice is hereby given that the Annual Meeting of Shareholders of Community Capital Corporation will be held at the Inn on the Square at 104 Court Street, Greenwood, South Carolina on Wednesday, May 16, 2001, at 11:30 a.m., for the following purposes:

         (1)      To elect six members to the Board of Directors;

         (2) To ratify the appointment of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001; and

         (3) To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

         Only shareholders whose names appeared of record on the books of the Company on March 30, 2001 will be entitled to notice of, and to vote at, the Annual Meeting or any adjournment thereof.

         You are cordially invited and urged to attend the Annual Meeting in person, but if you are unable to do so, please date, sign and promptly return the enclosed, self-addressed, postage-paid envelope. If you attend the Annual Meeting and desire to revoke your proxy and vote in person, you may do so. In any event, a proxy may be revoked at any time before it is exercised.


                                           By Order of the Board of Directors,

                                           William G. Stevens
                                           President and Chief Executive Officer

                                           Charles J. Rogers
                                           Chairman of the Board

Greenwood, South Carolina
April 13, 2000

                          COMMUNITY CAPITAL CORPORATION
                             1402-C Highway 72 West
                         Greenwood, South Carolina 29649


                                 PROXY STATEMENT

General

      This proxy statement is furnished in connection with the solicitation of proxies by the Board of Directors of Community Capital Corporation (the "Company") to be used in voting at the Annual Meeting of Shareholders of the Company to be held at the Inn on the Square at 104 Court Street, Greenwood, South Carolina, on Wednesday, May 16, 2001 at 11:30 a.m., and at any adjournment thereof. The purposes of the Annual Meeting are (a) to elect six members of the Board of Directors, (b) to ratify the appointment of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as the Company's independent auditors for the fiscal year ending December 31, 2001, and (c) to transact such other business as may properly come before the Annual Meeting or any adjournment thereof. This Proxy Statement and the accompanying form of proxy are being mailed to shareholders commencing on or about April 13, 2001.

      Any shareholder who has signed the proxy referred to in this Proxy Statement may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering to the Secretary of the Company a written notice, bearing a date later than the proxy, stating that the proxy is revoked, (ii) signing and so delivering a proxy relating to the same shares and bearing a later date prior to the vote at the Annual Meeting or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Whether or not you plan to attend the Annual Meeting, you are urged to sign and return the enclosed proxy.

      The cost of preparing, assembling and mailing this Proxy Statement and the form of proxy will be borne by the Company. Directors, officers and employees of the Company may also solicit proxies personally or by mail, telephone or telegram. No compensation will be paid for such solicitations. In addition, the Company may request banking institutions, brokerage firms, custodians, nominees and fiduciaries to forward the Company's proxy solicitation materials to the beneficial owners of the Company's common stock (the "Common Stock") held of record by such entities, and the Company will reimburse their reasonable forwarding expenses.

Voting Securities Outstanding

      The Board of Directors has fixed March 30, 2001 as the record date (the "Record Date") for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting or at any adjournments thereof. As of the Record Date, there were 3,256,815 issued and outstanding shares of the Common Stock held of record by approximately 1,250 shareholders. All of such shares are eligible to be voted on each matter currently scheduled to come before the Annual Meeting, and there are no other outstanding shares of capital stock of the Company eligible to be voted at the Annual Meeting. Cumulative voting for the election of directors is not available under the Company's Article of Incorporation. Consequently, each share of Common Stock is entitled to one vote on each matter to be voted upon at the Annual Meeting.

Quorum

      The presence in person or by proxy of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Annual Meeting is necessary to constitute a quorum at the Annual Meeting or an adjournment thereof. Directions to withhold authority to vote for directors, abstentions and broker non-votes will be considered shares present in person or by proxy and entitled to vote and, therefore, will be counted for purposes of determining whether there is a quorum at the Annual Meeting. (A broker non-vote occurs when a broker or other nominee holding shares for a beneficial owner votes on one proposal, but does not vote on another proposal because the broker or nominee does not have the discretionary voting power and has not received voting instructions from the beneficial owner.) If a quorum is not present or represented at the Annual Meeting, the shareholders entitled to vote, present in person or represented by proxy, have the power to adjourn the meeting from time to time, without notice other than an announcement at the meeting, until a quorum is present or represented. Directors, officers and regular employees of the Company may solicit proxies for the reconvened meeting in person or by mail, telephone or telegraph. At any such reconvened meeting at which a quorum is present or represented, any business may be transacted that might have been transacted at the meeting as originally scheduled.

                                  PROPOSAL ONE
                              ELECTION OF DIRECTORS

      The Company's Articles of Incorporation provide for a classified Board of Directors so that, as nearly as possible, one-third of the members of the Board of Directors is elected at each annual meeting to serve until the third annual shareholders meeting after their election. At the date of the Annual Meeting, the Board of Directors will consist of twenty directorships divided into one class of six directors whose terms expire at the Annual Meeting and two classes of seven directors each whose terms expire at the Annual Meetings in each of 2002 and 2003.

      Six individuals are being nominated to serve from the date of their election at the Annual Meeting until the 2004 Annual Meeting of Shareholders, or until their successors shall have been elected and qualified. All of the nominees are currently members of the Board of Directors. For additional information on each of these nominees, see the information set forth elsewhere in this Proxy Statement under the heading "Management - Directors."

      Terms Expiring in 2004: David P. Allred, Earl H. Bergen, Harold Clinkscales, Jr., Robert C. Coleman, Wayne Q. Justesen, Jr., and William
      G. Stevens.

      In accordance with the Bylaws of the Company, those six nominees receiving the greatest number of votes cast (although not necessarily a majority of the votes cast) at the Annual Meeting will be elected to the Board of Directors. Accordingly, directions to withhold authority, abstentions and broker non-votes will have no effect on the outcome of the vote. Cumulative voting in the election of directors is not permitted by the Company's Articles of Incorporation.

      The persons named in the accompanying proxy have been designated by the Board of Directors, and unless authority is specifically withheld, they intend to vote for the election of the nominees listed above. A shareholder executing the enclosed proxy may vote for any or all of the nominees or may withhold such vote from any or all nominees. In each case where the shareholder has appropriately specified how the proxy is to be voted, it will be voted in accordance with such shareholder's specifications. Although it is not contemplated that any of the nominees will become unable to serve prior to the Annual Meeting, the persons named on the enclosed proxy will have the authority to vote for the election of other persons in accordance with their best judgement.

      THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED ABOVE.

                                  PROPOSAL TWO
                     RATIFICATION OF APPOINTMENT OF AUDITORS

      The Board of Directors, upon recommendation of the Audit Committee, has reappointed the firm of Tourville, Simpson & Caskey, L.L.P., Certified Public Accountants, as independent auditors to make an examination of the accounts of the Company for the fiscal year ending December 31, 2001, subject to shareholder ratification. If the shareholders do not ratify this appointment, other certified public accountants will be considered by the Board of Directors upon recommendation of the Audit Committee.

      THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THIS PROPOSAL. THE PERSONS NAMED IN THE FORM OF PROXY WILL VOTE THE PROXY AS SPECIFIED. IF NO SPECIFICATION IS MADE, THE PROXY WILL BE VOTED "FOR" THE RATIFICATION OF THE COMPANY'S INDEPENDENT AUDITORS.

      A representative of Tourville, Simpson & Caskey, L.L.P. is expected to be in attendance at the Annual Meeting and will have the opportunity to make a statement and be available to respond to appropriate questions.


                                 OTHER BUSINESS

      The Board of Directors of the Company knows of no other matter to come before the Annual Meeting. However, if any matter requiring a vote of the shareholders should arise, it is the intention of the persons named in the enclosed proxy to vote such proxy in accordance with their best judgement.


                        PROPOSALS FOR 2002 ANNUAL MEETING

      Shareholder proposals intended to be presented at the Annual Meeting of Shareholders expected to be held in 2002 must be received by the Company by December 21, 2001 for possible inclusion in the proxy material relating to such meeting.

                                   MANAGEMENT

Directors

      Set forth below is the age and certain biographical information with respect to each of the six nominees for election as directors at the forthcoming Annual Meeting and with respect to each of the directors whose terms will continue beyond the Annual Meeting.

Director Nominees for Terms Expiring at the Annual Meeting Expected to be Held in 2004:

      David P. Allred, 62, is a retired medical doctor who was in private practice in Saluda, North Carolina from April 1994 until April 1998 and was in private practice in Beaufort, South Carolina from July 1990 to December 1993. From September 1988 to July 1990, he was employed by the Medical University of South Carolina, From August 1971 through August 1988, he was in private medical practice in Greenwood, South Carolina. He has served as a director of the Company since its inception in April 1988.

      Earl H. Bergen, 80, has owned and has served as President of Bergen's Factors, Inc. since 1988. From 1953 to 1987 Mr. Bergen was sole proprietor of Bergen's Inc. retail stores. Mr. Bergen has served as a director of the Company since July 1997.

      Harold Clinkscales, Jr., 48, has served as President and owner of Southern Burglar and Fire Alarm Company, Inc. since 1974. He has served as a director of the Company since January.

      Robert C. Coleman, 55, has owned and has served as President of Coleman Realty Company since 1976 and as a partner in DB&B, LLC, a commercial real estate development partnership, since January 1997. He has served as a director of the Company since its inception in April 1988.

      Wayne Q. Justesen, Jr., 55, has been employed by GMI since 1978 and has served as Secretary and General Counsel of GMI since 1983. He has served as a director of the Company since its inception in April 1988.

      William G. Stevens, 56, has served as President and Chief Executive Officer and a director of the Company since its inception in April 1988, and is also President and Chief Executive Officer of CapitalBank. He served as Chief Executive Officer of the Greenwood Bank from 1989 until May 1998. Mr. Stevens was employed by NCNB National Bank of South Carolina (formerly Bankers Trust) for eighteen years prior to 1987.


Continuing Directors Whose Terms Expire at the Annual Meeting Expected to be Held in 2002:

      Patricia C. Edmonds, 46, has served as the Executive Director of the Upper Savannah Council of Governments since March 1990 and served as its Assistant Director from August 1984 to March 1989. She has served as a director of the Company since its inception in April 1988.

      Miles Loadholt, 58, has served as Senior Partner of Ness, Motley, Loadholt, Richardson & Poole since 1968. He has served as a director of the Company since May 1999.

      Thomas C. Lynch, Jr., 65, served as a pharmacist and President of Lynch Drug Company, a retail pharmacy in Clemson, South Carolina, from 1963 until its sale to Eckerd Drug, Inc. in January 1997. Mr. Lynch has served as a director of the Company since June1995.

      H. Edward Munnerlyn, 57, has served as President and owner of Munnerlyn Company, a corporate apparel and uniforms company, since January 1989. Prior to 1989 has was employed by Greenwood Mills, Inc. ("GMI"), a textile manufacturer, for twenty years and was Executive Vice President when he left GMI in 1988. He has served as a director of the Company since its inception in April 1988.

      Joseph H. Patrick, Jr., 57, has served as President of Southern Resources, LLP since January 1996. From 1984 to January 1996, he served as President and co-owner of Southern Brick Company. Mr. Patrick has served as a director of the Company since its inception in April 1988.

      William W. Riser, Jr., 81, has served as President of Country Clean, Inc. of Newberry since 1971 and has served as Managing Partner of Plaza Management Group, a South Carolina general partnership, since 1997. He is retired from the US Air Force, having joined in 1941. Mr. Riser has served as a director of the Company since February 2000.

      Lex D. Walters, 62, has served as President of Piedmont Technical College since 1968. He has served as a director of the Company since its inception in April 1988.

Continuing Directors Whose Terms Expire at the Annual Meeting Expected to be Held in 2003:

      John W. Drummond, 81, has owned and operated Drummond Oil Company since 1960 and has served as a member of the South Carolina Senate since 1965. He has served as a director of the Company since its inception in April 1988.

      B. Marshall Keys, 49, has owned and operated Palmetto Insurance Associates, LLC in Belton, South Carolina for over five years. He has served as a director of the Company since May 2000.

      Clinton C. Lemon, Jr., 56, has served as Chairman and Chief Executive Officer of Southern Bulk Haulers, Inc. since 1989, and Chairman and Chief Executive Officer of Southern Tank Transport in Harleyville, South Carolina since 1994. Mr. Lemon has served as a director of the Company since March 1997.

      George B. Park, 50, has served as President and Chief Executive Officer of Otis S. Twilley Seed Company, Inc., a mail order seed company, since August 1993 and as President and owner of GeoSeed, a seed distribution company, since August 1993. Mr. Park has also served as Managing Director of K. Sahin Zaden, B.V., a flower seed breeding and production company. Prior to 1989, he was co-owner, Vice President and Corporate Secretary of George W. Park Seed Company. He has served as a director of the Company since its inception in April 1988.

      George D. Rodgers, 57, has been the owner of Palmetto Insurance Associates, LLC and its predecessor in Clemson, South Carolina since 1985. Mr. Rodgers has served as a director of the Company since June 1995.

      Charles J. Rogers, 68, has served as Chairman of the Board of Directors of the Company since January 1989. He has served as Chairman of the Board of Directors of CapitalBank since January 2001. He has served as President of The Organizational Paths Company, a consulting firm for organizational strategies, since July 1993. Mr. Rogers served as team leader of the Greenwood Plant of the Monsanto Chemical Company from 1982 until June 1993. He has served as a director of the Company since its inception in April 1988.

      Thomas E. Skelton, Ph.D., 70, served as Professor of Entomology at Clemson University from 1969 until his retirement on June 30, 1997. He served as the head of the Clemson University Entomology Department from June 1992 through June 1995 and as Interim Dean of the College of Agriculture, Forestry and Life Sciences from July 1995 through August 1996. Dr. Skelton is General Partner, SVT Properties and co-owner of Skelton Properties, both of which are real estate investment companies. Dr. Skelton has served as a director of the Company since June 1995.

Board Meetings and Committees

      The Board of Directors of the Company had a total of twelve regular meetings during 2000 and one special meeting. No directors except Messrs. Drummond and Walters attended fewer than 75 percent of the total of such Board meetings and the meetings of the committees upon which the director served.

      Among its standing committees, the Board of Directors has established an Audit Committee, a Compensation Committee, an Asset/Liability Committee and a Nominating Committee.

      The Audit Committee has the responsibility of recommending to the Board of Directors the engagement of the independent auditors for the Company, determining the scope of the auditing of the books and accounts of the Company, reviewing the reports submitted by the auditors, examining procedures employed in connection with the Company's internal control structure, undertaking certain other activities related to the fiscal affairs of the Company and making recommendations to the Board of Directors as may be appropriate. The Audit

Committee operates under a written Charter, approved by the Board of Directors, which is attached to this Proxy Statement as Appendix A. The Audit Committee currently consists of Messrs. Coleman, Keys, Munnerlyn, Park, Riser, Rodgers, and Rogers. All of the members of the Audit Committee are independent as defined by the Rules of the American Stock Exchange. The Report of the Audit Committee appears in this Proxy Statement on page 9. This Committee met four times during 2000.

      The Compensation Committee currently consists of Messrs. Bergen, Clinkscales, Coleman, Edmonds, Justesen, Lemon, Rogers, and Skelton. This Committee reviews and recommends to the Board of Directors the salaries and other compensation of all officers and directors of the Company. This Committee also administers the Company's 1997 Stock Incentive Plan. The Compensation Committee Report on Executive Compensation appears in this Proxy Statement on page 6. This Committee met five times during 2000.

      The Asset/Liability Committee currently consists of Messrs. Allred, Loadholt, Munnerlyn, Patrick, Rogers, Skelton, Stevens and Walters. This Committee oversees and coordinates the entire investment portfolio of the Company. This Committee met one time during 2000.

      The Nominating Committee currently consists of Messrs. Bergen, Drummond, Justesen, Keys, Lemon, Lynch, Park, and Rogers. This Committee makes recommendations to the Board with respect to the size and composition of the Board, reviews the qualifications of potential candidates for election as director and recommends director nominees to the Board. The Nominating Committee met one time in 2000. The Nominating Committee will consider nominees recommended by the shareholders, provided the nomination is made in writing, provides pertinent information concerning the nominee's background and experience, and is received by the Secretary of the Company no later than thirty days prior to the Annual Meeting, unless the Company notifies the shareholders otherwise.

Executive Officers

         The following individuals constitute the executive officers of the
Company:

Name                   Age     Offices Held
----                   ---     ------------

William G. Stevens     56      President and Chief Executive Officer

R. Wesley Brewer       33      Chief Financial Officer, Executive Vice President
                               and Secretary

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

      The compensation of the Company's executive officers is generally determined by the Compensation Committee of the Board of Directors. Each member of the Compensation Committee is a non-employee director. The following report with respect to certain compensation paid or awarded to the Company's executive officers during the fiscal year ended December 31, 2000 is furnished by the directors who comprise the Compensation Committee.

      General Policies. The Company's compensation program is intended to enable the Company to attract, motivate, reward and retain the management talent to achieve corporate objectives, and thereby increase shareholder value. It is the Company's policy to provide incentives to senior management to achieve both short- term and long-term objectives. To attain these objectives, the Company's executive compensation program is composed of a base salary, bonus and stock options.

      Base Salary. Base salaries for each of the executive officers are determined by a subjective assessment of the executive officer's performance, in light of the officer's responsibilities and position with the Company and the Company's performance during prior periods. In evaluating overall Company performance, the primary focus is upon financial performance for the relevant annual period measured by operating income. Base salaries are reviewed periodically and from time to time by the Compensation Committee and adjusted appropriately.

      Cash Bonuses. Cash Bonuses for all executive officers is determined by the Compensation Committee and is awarded only if the Company or applicable subsidiary or business unit achieves performance objectives.

      Stock Options. The Company's long-term incentive compensation for executive officers is designed to focus management's attention on the Company's future. Such long-term compensation is provided through grants of stock options. The number of stock options granted is based upon the executive's salary, performance and responsibilities.

      Other Compensation. Each executive officer also receives additional compensation through standard benefit plans available to all employees including, but not limited to, matching contributions pursuant to a 401(k) plan, paid vacation, and group health, life, and disability insurance. The Compensation Committee believes each of these benefits is an integral part of the overall compensation program that helps to ensure that executive officers of the Company receive competitive compensation.

      Chief Executive Officer Compensation. The Compensation Committee believes that William G. Stevens' entrepreneurial drive, dedication, commitment and knowledge have been vitally important to the successful and ongoing growth of the Company. Mr. Stevens' overall compensation for the fiscal year ended December 31, 2000 consisted of base salary and stock options. In determining Mr. Stevens' compensation, the Compensation Committee evaluated Mr. Stevens' personal performance, the performance of the Company and Mr. Stevens' long-term commitment to the success of the Company.

  Submitted by the Compensation Committee of the Company's Board of Directors.

                   Earl H. Bergen                     Wayne Q. Justesen, Jr.
                   Harold Clinkscales, Jr.            Clinton C. Lemon, Jr.
                   Robert C. Coleman                  George D. Rodgers
                   Patricia C. Edmonds                Thomas E. Skelton, Ph.D



                             EXECUTIVE COMPENSATION

Compensation of Officers

      The following table summarizes for each of the indicated years the compensation earned by the Company's President and Chief Executive Officer and by each of the other executive officers of the Company and its subsidiaries whose annual compensation from the Company for all services provided to the Company or such subsidiaries during any of the indicated years exceeded $100,000.

                                         Summary Compensation Table



                                                                                 Long Term
                                            Annual Compensation              Compensation Awards
                                            -------------------              -------------------

                                                                           Shares of Common Stock          All Other
   Name and Principal Positions          Year           Salary     Bonus      Underlying Options          Compensation
-------------------------------------    ----          -------     -----    ------------------------      ------------
William G. Stevens                       2000        $ 208,819   $   -0-             5,250                  $ 9,379
  President and Chief Executive
  Officer of the Company                 1999          201,773        -0-            4,500                    9,173

                                         1998          201,545        -0-             4,725                   9,346


S. Hazel Hughes                          2000        $ 110,850   $   -0-              3,150                   5,726
  Chief Retail Officer, Executive Vice
  President of the Company               1999          108,896        -0-             2,000                   7,192

                                         1998          108,495     24,458             2,100                   5,243


      Amounts included under the heading "Salary" for Mr. Stevens in 2000, 1999, and 1998 include aggregate director compensation of $3,000, $11,098, and $12,545 respectively. The amount included under the heading "Salary' for Ms. Hughes in 2000 and 1999 includes aggregate director compensation of $6,000 and $7,291 respectively. Amounts included under the heading "All Other Compensation" for Mr. Stevens and Ms. Hughes in 2000 include (i) $1,741 and $1,122, respectively, of premiums for life insurance provided by the Company for the benefit of each officer, and (ii) $7,638 and $4,604, respectively, in Company contributions to the Company's 401(k) plan for the account of each officer. The share amounts under the heading "Long- Term Compensation Awards" have been adjusted to reflect the impact of a stock dividend in 1998 and 2000.

Option Grants

      The following table sets forth certain information with respect to options to purchase Common Stock granted during the year ended December 31, 2000 to the officers included in the Summary Compensation Table above. The Company has granted no stock appreciation rights to any of its executive officers or other employees.

                                     Option Grants In Last Fiscal Year

                                                   Individual Grants
                        --------------------------------------------------------------------  ----------------------------

                              Number of          % of Total         Exercise                      Potential Realizable Value
                             Securities         Options Granted     or Base                       at Assumed Annual Rates
                              Underlying        To Employees       Price per       Expiration     of Stock Price Appreciation
Name                        Options Granted        In 2000           Share           Date             For Option Term
----                        ---------------       ---------         -------         ------           ----------------
                                                                                                     5 %         10 %
                                                                                                     ---         ----

William G. Stevens               5,250              3.31 %           $ 6.19         5/24/05       $8,977.50     $20,422.50

S. Hazel Hughes                  3,150              1.98               6.19         5/24/05        5,386.50      12,253.50

Year-End Option Values

      The following table sets forth certain information with respect to unexercised options to purchase Common Stock held at December 31, 2000 by the officers included in the Summary Compensation Table above. No options were exercised by either of these two officers during 2000.


                       December 31, 2000 Option Values


                                                                         Value of Unexercised
                         Number of Securities Underlying                     In-the-Money
                       Unexercised Options at 12/31/00 (1)              Options at 12/31/00 (2)
                       -----------------------------------             ------------------------

                       Exercisable           Unexercisable            Exercisable  Unexercisable
                       -----------           -------------            -----------  -------------
Name
----

William G. Stevens     58,827                   5,250                 $   -0-       $    -0-

S. Hazel Hughes        19,947                   3,150                     -0-            -0-

(1) Amount represents shares of Common Stock, as adjusted for the payment of stock dividends.
(2) The value amount in the table has been calculated on the basis of the $5.44 per share closing price of the Common Stock on December 31, 2000 as reported on the American Stock Exchange.

Compensation of Directors

      Directors of the Company each receive a fee of $50 for attending each regular and special board or committee meeting. All directors of the Company are also reimbursed by the Company for all out-of-pocket expenses, including mileage, reasonably incurred by them in the discharge of their duties as directors, including out-of-pocket expenses incurred in attending meetings of the Board of Directors and its committees.

Compensation Committee Interlocks and Insider Participation

      During the fiscal year ended December 31, 2000, matters of executive compensation were decided by the Compensation Committee of the Board of Directors. The Compensation Committee is currently composed of Messrs. Bergen, Clinkscales, Coleman, Edmonds, Justesen, Lemon, Rogers, and Skelton. None of the members for the Compensation Committee have served as officers of the Company or any of its subsidiaries. None of the members of the Compensation Committee served as members of the compensation committees of another entity.

                             AUDIT COMMITTEE REPORT

      The Audit Committee has reviewed and discussed the audited financial statements for the year ended December 31, 2000 with management and the independent auditors, Tourville, Simpson & Caskey, L.L.P. Management represented to the Audit Committee that the Company's consolidated financial statements were prepared in accordance with generally accepted accounting principles, and the Audit Committee has reviewed and discussed the consolidated financial statements with management and the independent accountants. The discussions with Tourville, Simpson & Caskey, L.L.P. also included the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees).

      Tourville, Simpson & Caskey, L.L.P. provided to the Audit Committee the written disclosures and the letter regarding its independence as required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees). This information was discussed with Tourville, Simpson & Caskey, L.L.P.

      Based on the discussions with management and Tourville, Simpson & Caskey, L.L.P., the Audit Committee's review of the representations of management and the report of Tourville, Simpson & Caskey, L.L.P., the Audit Committee recommended to the Board of Directors that the audited consolidated financial statements to be included in the Company's Annual Report on Form 10-K to be filed with the Securities and Exchange Commission for the year ended December 31, 2000.

      Submitted by the Audit Committee of the Company's Board of Directors.

           Robert C. Coleman                  William W. Riser, Jr.
           B. Marshall Keys                   George D. Rodgers
           H.  Edward Munnerlyn               Charles J. Rogers
           George B. Park

                   TOURVILLE, SIMPSON & CASKEY, L.L.P.'S FEES

      Audit Fees

      During 2000, Tourville, Simpson & Caskey, L.L.P. billed the Company an aggregate of $24,600 for professional services rendered for the audit of the Company's annual financial statements for the year ended December 31, 2000 and reviews of the financial statements included in the Company's Forms 10-Q for that year. The Company estimates that the total fees for such services for the year ended December 31, 2000 will be approximately $95,600.

      Financial Information Systems Design and Implementation Fees

      During the year ended December 31, 2000, Tourville, Simpson & Caskey, L.L.P. did not provide the Company with any services related to financial information systems design or implementation.

      All Other Fees

      During the year ended December 31, 2000, Tourville, Simpson & Caskey, L.L.P. billed the Company an aggregate of $36,547 for the following professional services provided during 2000: tax return preparation, assistance with preparation of the Annual Report on Form 10-K, audit of the Company's trust department, audit of the Company's retirement plan, and advice relating to internal audit functions. The Company has been informed that Tourville, Simpson and Caskey, L.L.P. will bill no additional amount during 2001 for such services provided in 2000. The Audit Committee considered whether provision of these services was compatible with maintaining Tourville, Simpson & Caskey, L.L.P.'s independence.

                                PERFORMANCE GRAPH

      The following graph compares cumulative total shareholder return of the common stock of the Company over the period the Company has had a class of securities registered under Section 12 of the Exchange Act with the American Stock Market Index and with the SIC Code Index for National Commercial Banks for the same period. Total shareholder return represents stock price changes and assumes the reinvestment of dividends. The graph assumes the investment of $100 on February 11, 1997.


            [Line graph appears here with the following plot points]

                        COMPARE CUMULATIVE TOTAL RETURN
                         AMONG COMMUNITY CAPITAL CORP.,
                      AMEX MARKET INDEX AND SIC CODE INDEX


                           2/11/97   12/31/97   12/31/98   12/31/99    12/31/00
                           -------   --------   --------   --------    --------

COMMUNITY CAPITAL CORP.    100.00    136.36      90.72       81.17       54.55
      SIC CODE INDEX       100.00    138.32     149.35      126.92      146.89
     AMEX MARKET INDEX     100.00    118.15     116.54      145.30      143.51

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

      Effective as of January 1, 2001, four of the wholly-owned bank subsidiaries of the Company (Clemson Bank & Trust, Community Bank & Trust, TheBank and Mid State Bank) merged into another wholly-owned bank subsidiary of the Company (Greenwood Bank & Trust), which changed its name as of such date to "CapitalBank". The Company's wholly-owned bank subsidiary (CapitalBank or the "Bank"), in the ordinary course of its business, makes loans to and has other transactions with directors, officers of the Company and their associates ("Affiliated Persons"). All loans, other extensions of credit and other transactions between Affiliated Persons and the Bank or the Company are made on substantially the same terms, including rates and collateral, as those prevailing at the time for comparable transactions with unaffiliated third parties and do not involve more than the normal risk of collectibility or present other unfavorable features. The Bank expects to continue to enter into transactions in the ordinary course of business on similar terms with such Affiliated Persons. The aggregate dollar amounts of such loans outstanding to Affiliated Persons of Greenwood Bank & Trust, Clemson Bank & Trust, Community Bank & Trust, TheBank and Mid State Bank were approximately $5,863,316, $2,291,226, $5,609,112, $1,931,886, and
$3,113,507, respectively, at December 31, 2000.

      CapitalBank (formerly Greenwood Bank & Trust) operates a branch location of approximately 2,400 square feet on Laurel Avenue in Greenwood, South Carolina. The land and building housing this branch are leased by CapitalBank from Robert C. Coleman, a director of the Company and CapitalBank. The lease expires on July 31, 2006. Annual lease payments by CapitalBank under this lease were $42,000 in the fiscal year ended December 31, 2000. CapitalBank is responsible for all taxes, fees, utilities, maintenance and insurance costs relating to the leased premises. The Company believes that the terms of CapitalBank's lease with Mr. Coleman are no more or less favorable to CapitalBank than those that would be obtainable through arm's length negotiations with unrelated third parties for similar property.

                        SECURITY OWNERSHIP OF MANAGEMENT

      The following table sets forth certain information known to the Company regarding the beneficial ownership of the Common Stock of the Company as of March 15, 2001. Information is presented for (i) each director, each nominee for director, and each executive officer of the Company, individually, and (ii) all directors and executive officers of the Company, as a group. As of that date, the Company did not know of any shareholder who was the beneficial owner of more than five percent of the outstanding Common Stock. Except as otherwise specified in the notes to the following table, each of the shareholders named in the table has indicated to the Company that such shareholder has sole voting and investment power with respect to all shares of Common Stock reflected as being beneficially owned by that shareholder.


                                         Number of Shares
                                           Beneficially
Name                                        Owned (1)          Percentage (1)
----                                        ---------          --------------

George B. Park .......................      80,294 (2)              2.44%


Lex D. Walters .......................      78,011 (3)              2.38


William G. Stevens....................      72,704 (4)              2.19


David P. Allred ......................      67,995 (5)              2.07


Charles J. Rogers ....................      60,128 (6)              1.83


Joseph H. Patrick, Jr. ...............      55,924 (7)              1.71


John W. Drummond .....................      48,612 (8)              1.48


Miles Loadholt .......................      40,808 (9)              1.25


Wayne Q. Justesen, Jr. ...............     38,445 (10)              1.17


Thomas C. Lynch, Jr. .................     34,116 (11)              1.04

H. Edward Munnerlyn ..................     31,841 (12)                *

S. Hazel Hughes ......................     28,445 (13)                *

Clinton C. Lemon, Jr. ................     27,250 (14)                *

                                        Number of Shares
                                          Beneficially
Name                                       Owned (1)          Percentage (1)
----                                       ---------          --------------

Earl H. Bergen .......................    27,014 (15)                 *

Thomas E. Skelton ....................    21,618 (16)                 *

Patricia C. Edmonds ..................    21,103 (17)                 *

Harold Clinkscales, Jr. ..............    19,345 (18)                 *

Robert C. Coleman ....................    16,913 (19)                 *

William W. Riser, Jr. ................    14,105 (20)                 *

George D. Rodgers ....................    11,063 (21)                 *

B. Marshall Keys .....................    10,381 (22)                 *

R. Wesley Brewer .....................     3,947 (23)                 *

All directors and executive officers
    as a group (22 persons) ..........   810,062                    22.39%

---------------------------------
* Amount represents less than 1.0%.

(1) Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission and generally includes voting or investment power with respect to securities. Shares of Common Stock issuable upon the exercise of options currently exercisable, or exercisable within 60 days, are deemed outstanding for computing the percentage ownership of the person holding such options, but are not deemed outstanding for computing the percentage ownership of any other person. Percentage ownership is based on 3,256,815 shares outstanding on March 15, 2001.
(2) Includes 32,784 shares issuable pursuant to currently exercisable stock options.
(3) Includes 26,083 shares issuable pursuant to currently exercisable stock options and 18,464 shares held by Mr. Walters' wife.
(4) Includes 58,827 shares issuable pursuant to currently exercisable stock options and 9,773 shares held by Mr. Stevens' wife.
(5) Includes 32,784 shares issuable pursuant to currently exercisable stock options and 5,104 held by Mr. Allred's wife.
(6) Includes 26,083 shares issuable pursuant to currently exercisable stock options, 110 shares held jointly with Mr. Rogers' wife, and 2,014 shares held by Mr. Rogers' wife.
(7) Includes 22,733 shares issuable pursuant to currently exercisable stock options.
(8) Includes 26,083 shares issuable pursuant to currently exercisable stock options.
(9) Includes 3,779 shares issuable pursuant to currently exercisable stock options.
(10) Includes 22,733 shares issuable pursuant to currently exercisable stock options and 360 shares held by Mr. Justesen as custodian for two of Mr. Justesen's sons.
(11) Includes 5,984 shares issuable pursuant to currently exercisable stock options and 24,788 shares held jointly with Mr. Lynch's wife.
(12) Includes 22,733 shares issuable pursuant to currently exercisable stock options, 769 shares held by Mr. Munnerlyn's wife, and 552 shares held by Mr. Munnerlyn's son.
(13) Includes 19,949 shares issuable pursuant to currently exercisable stock options, 5,871 shares held in an IRA for Ms. Hughes, and 2,625 shares held in an IRA for Ms. Hughes' husband.
(14) Includes 4,330 shares issuable pursuant to currently exercisable stock options, 1,337 shares held in the C. Calhoun Lemon, Sr. 1972 Trust, and 2,007 shares held in the C. CALHOUN Lemon, Sr. Trust A.
(15) Includes 4,330 shares issuable pursuant to currently exercisable stock options, 16,030 shares held jointly with Mr. Bergen's wife, and 2,331 shares owned by Mr. Bergen's wife.
(16) Includes 5,984 shares issuable pursuant to currently exercisable stock options and 2,430 shares held jointly with Dr. Skelton's wife.
(17) Includes 12,682 shares issuable pursuant to currently exercisable stock options.
(18) Includes 3,254 shares issuable pursuant to currently exercisable stock options.
(19) Includes 14,278 shares issuable pursuant to currently exercisable stock options and 548 shares held in an account for Mr. Coleman's children of which Mr. Coleman serves as trustee.

(20) Includes 3,254 shares issuable pursuant to currently exercisable stock options.
(21) Includes 5,984 shares issuable pursuant to currently exercisable stock options and 199 shares in an IRA for Mr. Rodgers' wife.
(22) Includes 3,254 shares issuable pursuant to currently exercisable stock options and 1,681 shares held in a family trust.
(23) Includes 3,202 shares issuable pursuant to currently exercisable stock options.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

      Section 16(a) of the 1934 Act requires the Company's directors and executive officers to file reports of holdings and transactions in the Company's securities with the Securities and Exchange Commission. On the basis of Company records and other information, the Company believes that all filing requirements under Section 16(a) of the 1934 Act applicable to its officers and directors were satisfied with respect to the Company's fiscal year ended December 31, 2000.

                           ANNUAL REPORT ON FORM 10-K

      A copy of the Company's Annual Report on Form 10-K for the year ended December 31, 2000, which is required to be filed with the Securities and Exchange Commission, is being delivered to shareholders concurrently with the delivery of this proxy statement. Shareholders to whom this proxy statement is mailed who desire an additional copy of the Form 10-K, without charge, may obtain one by making written request to Mr. R. Wesley Brewer, Chief Financial Officer, 1402-C Highway 72 West, Greenwood, South Carolina 29649.

                                          By Order of the Board of Directors,


                                          William G. Stevens
                                          President and Chief Executive Officer

                                          Charles J. Rogers
                                          Chairman of the Board

Greenwood, South Carolina
April 13, 2001

                                                                      APPENDIX A

                          COMMUNITY CAPITAL CORPORATION
                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS


Organization

      The audit committee of the board of directors shall be comprised of at least three directors who are independent of management and the company. Members of the audit committee shall be considered independent if they have no relationship to the company that may interfere with the exercise of their independence from management and the company. A director will not be considered "independent" if, among other things, he or she has:

o been employed by the corporation or its affiliates in the current or past three years;

o accepted any compensation from the corporation or its affiliates in excess of $60,000 during the previous fiscal year (except for board service, retirement plan benefits, or non-discretionary compensation);

o an immediate family member who is, or has been in the past three years, employed by the corporation or its affiliates as an executive officer;

o been a partner, controlling shareholder or an executive officer of any for-profit business to which the company made, or from which it received, payments (other than those which arise solely from investments in the corporation's securities) that exceed five percent of the organization's consolidated gross revenues for that year, or $200,000, whichever is more, in any of the past three years; or

o been employed as an executive of another entity where any of the company's executives serve on that entity's compensation committee.

All audit committee members will be financially literate, and at least one member will have accounting or financial management expertise.

Statement of Policy

      The audit committee shall provide assistance to the directors in fulfilling their responsibility to the shareholders, potential shareholders, and investment community relating to corporate accounting, reporting practices of the company, and the quality and integrity of financial reports to the company. In doing so, it is the responsibility of the audit committee to maintain free and open communication between the directors, the independent auditors, and the financial management of the company.

Responsibilities

      In carrying out its responsibilities, the audit committee believes its policies and procedures should remain flexible, in order to best react to changing conditions and to ensure to the directors and shareholders that the corporate accounting and reporting practices of the company are in accordance with all requirements and are of the highest quality. The primary responsibility of the audit committee is to oversee the company's financial reporting process on behalf of the board and report the results of their activities to the board. Management is responsible for preparing the company's financial statements, and the independent auditors are responsible for auditing those financial statements.

      In carrying out these responsibilities, the audit committee will:

o Obtain the full board of director's approval of this Charter and review and reassess this Charter as conditions dictate (or at least annually).

o Review and recommend to the directors the independent auditors to be selected to audit the financial statements of the company and its divisions and subsidiaries.

o Have a clear understanding with the independent auditors that they are ultimately accountable to the board of directors and the audit committee, as the shareholders' representatives, who have the ultimate authority in deciding to engage, evaluate, and if appropriate, terminate their services.

o Meet with the independent auditors and financial management of the company to review the scope of the proposed audit and timely quarterly reviews for the current year and the procedures to be utilized, the adequacy of the independent auditor's compensation, and at the conclusion thereof review such audit or review, including any comments or recommendations of the independent auditors.

o Review with the independent auditors, and financial and accounting personnel, the adequacy and effectiveness of the accounting and financial controls of the company, and elicit any recommendations for the improvement of such internal controls or particular areas where new or more detailed controls or procedures are desirable. Particular emphasis should be given to the adequacy of internal controls to expose any payments, transactions, or procedures that might be deemed illegal or otherwise improper.

o Review reports received from regulators and other legal and regulatory matters that may have a material effect on the financial statements or related company compliance policies.

o Review with management the proposed audit plans for the coming year, and the coordination of such plans with the independent auditors.

o Inquire of management and the independent auditors about significant risks or exposures and assess the steps management has taken to minimize such risks to the company.

o Review the quarterly financial statements with financial management and the independent auditors prior to the filing of the Form 10-Q (or prior to the press release of results, if possible) to determine that the independent auditors do not take exception to the disclosure and content of the financial statements and discuss any other matters required to be communicated to the committee for purposes of this review.

o Review the financial statements contained in the annual report to shareholders with management and the independent auditors to determine that the independent auditors are satisfied with the disclosure and the content of the financial statements to be presented to the shareholders. Review with the financial management and the independent auditors the results of their timely analysis of significant financial reporting issues and practices, including changes in, or adoptions of, accounting principles and disclosure practices, and discuss any other matters required to be communicated to the committee by the auditors. Also review with financial management and the independent auditors their judgments about the quality, not just acceptability, of accounting principles and the clarity of the financial disclosure practices used or proposed to be used, and particularly, the degree of aggressiveness or significant decisions made in preparing the financial statements.

o Provide sufficient opportunity for independent auditors to meet with the members of the audit committee without members of management present. Among the items to be discussed in these meetings are the independent auditor's evaluation of the company's financial, accounting, personnel, and the cooperation that the independent auditors received during the course of the audit.

o     Review accounting and financial human resources within the company.

o Report the results of the annual audit to the board of directors. If requested by the board, invite the independent auditors to attend the full board of directors meeting to assist in reporting the results of the annual audit or to answer other directors' questions (alternatively, the other directors, particularly the other independent directors, may be invited to attend the audit committee meeting during which the results of the annual audit are reviewed.).

o On an annual basis, obtain from the independent auditors a written communication delineating all their relationships and professional services as required by independence Standards Board Standard No. 1, Independence Discussions with Audit Committees. In addition, review with independent auditors the nature and scope of any disclosed relationships or professional services and take, or recommend that the board of directors take appropriate action to ensure the continuing independence of the auditors.

o Review the report of the audit committee in the annual report to shareholders and the Annual Report on Form 10-K disclosing whether or not the committee had reviewed and discussed with management and the independent auditors, as well as discussed within the committee (without management or the independent auditors present), the financial statements and the quality of accounting principles and significant judgments affecting the financial statements. In addition, disclose the committee's conclusion on the fairness of presentation of the financial statements in conformity with GAAP based on those discussions.

o Submit the minutes of all meetings of the audit committee to, or discuss the matters discussed at each committee meeting with, the board of directors.

o Investigate any matter brought to its attention within the scope of its duties, with the power to retain outside counsel for this purpose if in its judgment, that is appropriate.

o Review the company's disclosure in the proxy statement for its annual meeting of shareholders that describes that the Committee has satisfied its responsibilities under this Charter for the prior year. In addition, include a copy of this Charter in the annual report of shareholders or the proxy statement at least triennially or the year after amendment to the Charter.

                                 REVOCABLE PROXY



      PLEASE MARK VOTES
|X|   AS IN THIS EXAMPLE COMMUNITY
      CAPITAL CORPORATION



                                                                           With-  For ALL
                                                                      For  hold   Except
PROXY SOLICITED BY THE BOARD OF
DIRECTORS FOR THE ANNUAL MEETING OF        1. Election of Directors:  |_|   |_|     |_|
SHAREHOLDERS TO BE HELD ON WEDNESDAY,
May 16, 2001 AT THE INN ON THE SQUARE,     Three-year terms:
104 COURT STREET, GREENWOOD, SOUTH
CAROLINA AT 11:30 A.M. LOCAL TIME.         David P. Allred
                                           Earl H. Bergen
The undersigned hereby appoints William    Harold Clinkscales, Jr.
G. Stevens and R. Wesley Brewer, or any    Robert C. Coleman
of them acting in the absence of the       Wayne Q. Justesen
other, as attorneys and proxies of the     William G. Stevens
undersigned, with full power of
substitution, to vote all of the shares
of the common stock of Community Capital
Corporation, South Carolina corporation,
held or owned by the undersigned or
standing in the name of the undersigned
at the 2001 Annual Meeting of
Shareholders of the Company and any
adjournment thereof, and the undersigned   INSTRUCTION: To withhold authority to vote for any
hereby instructs said attorneys to vote    individual nominee, mark "For all Except" and write that
as follows:                                nominee's name in the space provided below.




                                                                                         For  Against  Abstain
                                                                                         ---------------------

                                           2. The ratification of the appointment        |_|    |_|      |_|
                                              of Tourville, Simpson & Caskey,
Please be sure to sign and date    Date       Certified Public Accountants, as
this Proxy in the box below.                  independent public accountant for the
                                              Company for the fiscal year ending
                                              December 31, 2001.

Shareholder sign above Co-holder (if
any) sign above                            3. In their discretion, upon any other
                                              business which may properly come before
                                              the meeting or any adjournment thereof.


    Detach above card, sign, date and mail in postage paid envelope provided.

                          COMMUNITY CAPITAL CORPORATION

            ---------------------------------------------------------

  THE PROXIES WILL BE VOTED AS INSTRUCTED. IN THE ABSENCE OF SUCH INSTRUCTIONS, THIS PROXY WILL BE VOTED "FOR" EACH OF THE PROPOSALS LISTED ABOVE, AND THE PROXIES HEREIN NAMED WILL VOTE ON OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT THEREOF IN ACCORDANCE WITH THEIR JUDGMENT.

                               PLEASE ACT PROMPTLY
                     SIGN, DATE & MAIL YOUR PROXY CARD TODAY

            ---------------------------------------------------------